UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): February 21, 2002


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Indiana                                  1-9250               35-1468632
----------------------                   ----------------     --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         (Former name or former address,
                         if changed since last report.)

Item 5. Other Events

         As previously reported, Conseco, Inc. (the "Company") has a securities case pending in the United States District Court for the Southern District of Indiana, captioned: "In Re Conseco, Inc. Securities Litigation", cause number IP00-585-C-Y/S involving consolidated claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, with respect to common stock and various other securities issued by the Company and Conseco Financing Trust VII.

         On January 10, 2002, the Company entered into a Memorandum of Understanding (the "MOU") to settle the consolidated securities cases that are pending in the United States District Court for the Southern District of Indiana for $120 million subject to court approval. Under the MOU, as amended on February 12, 2002, $106 million must be placed in escrow by March 8, 2002. The remaining $14 million is due in two installments: $6 million by April 1, 2002, and $8 million by October 1, 2002 (all payments with interest from January 25, 2002). Unless the Company's directors and officers insurance carriers pay the full $100 million in coverage that applies to the securities cases, the Company does not expect to consummate the settlement.

         As previously reported, the Company has commenced a lawsuit against the insurance carriers in Marion County Circuit Court in Indianapolis, Indiana (Conseco, Inc., et. al. v. National Union Fire Insurance Company of Pittsburgh, PA., Royal Insurance Company of America, Westchester Fire Insurance Company, RLI Insurance, Greenwich Insurance Company and HSBC Insurance Brokers Limited, Cause No. 49C010106CP001467) seeking, among other things, a judicial declaration that coverage for the claims made in the lawsuit exists. The primary insurance carrier, National Union Fire Insurance Co. of Pittsburgh, PA, has paid its full $10 million in policy proceeds toward the settlement; in return, National Union has been released from the coverage litigation pending in state court in Marion County, Indiana. The first excess insurance carrier, Royal Insurance Company, has placed its full $15 million in policy proceeds in escrow toward the settlement, although Royal is reserving its rights to continue to review and litigate its obligations under its policy. The remaining excess carriers have not committed to pay or escrow their collective $75 million in policy proceeds toward the settlement, although they have advised the Company that they are continuing to investigate the Company's claim. There can be no assurance that the insurance carriers, other than the primary carrier, will pay their policy proceeds toward the settlement. If they do not do so by March 8, 2002, the plaintiffs have advised us that they will terminate the settlement, and the securities litigation will proceed. Should that occur, there can be no assurance that the securities litigation can be resolved for $120 million, and the Company will proceed with its coverage litigation in Marion County, Indiana, against those carriers that caused the settlement to terminate.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONSECO, INC.

DATE:  February 21, 2002


                                        By:  /s/ Charles B. Chokel
                                             -----------------------------------
                                             Name:   Charles B. Chokel
                                             Title:  Executive Vice President
                                                       and Chief Financial
                                                       Officer